Exhibit 3.3

       ROSS MILLER
       Secretary of State
       206 North Carson Street
       Carson City, Nevada 89701-4299
       (775) 684 5708 Website: secretaryofstate.biz




Articles of Incorporation
(PURSUANT TO NRS 78)






USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

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1. Name of
   Corporation:           Energroup Holdings Corporation
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2. Resident Agent         The Corporation Trust Company of Nevada
   Name and Street        ---------------------------------------
   Address:               Name
   (must be a Nevada
   address where           6100 Neil Road, Suite 500   Reno   Nevada   89511
   process may be         -------------------------    ----   ------   -----
   served)                (MANDATORY)                  City            Zip Code
                          Physical Street Address



                          -------------------------    ----    ------  -----
                          (OPTIONAL) Mailing Address   City    State   Zip Code

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3. Shares:                Number of shares                 Number of shares
   (number of shares      with par value: 110,000,000      without par value: 0
   corporation is
   authorized to          Par value
   issue)                 per share: $0.001

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4. Names & Addresses      1. Timothy P. Halter
   of the Board of           -----------------
   Directors/Trustees:       Name
  (each Director/Trustee
   must be a natural      128900 Hilltop Road        Argyle    TX     76226
   person at least 18     -------------------        ------    --     -----
   years of age; attach   Street Address             City      State  Zip Code
   additional page if
   more than 3
   directors/trustees)

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5. Purpose:               The purpose of this Corporation shall be:
   (optional-see
   instructions)          To engage in any and all lawful activity as provided
                          by the laws of the State of Nevada.
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6. Name, Address,         Timothy P. Halter       /s/ Timothy P. Halter
   and Signature of       -----------------       ---------------------
   Incorporator:          Name                    Signature
   (attach additional
   page if more than 1    12890 Hilltop Road         Argyle    TX     76226
   incorporator)          ------------------         ------    --     -----
                          Street Address             City      State  Zip Code





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7. Certificate of         I hereby accept appointment as Resident Agent for
   Acceptance of          of the above named corporation:
   Appointment of
   Resident Agent:        /s/ Michael E. Jones                6/28/07
                          --------------------                -------
                          Authorized Siganture of R.A.        Date
                          or On Behalf of R.A. Company


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This form must accompanied by appropriate fees.

                            ARTICLES OF INCORPORATION

                                       OF

                         ENERGROUP HOLDINGS CORPORATION


     THE UNDERSIGNED, for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, does make, record and file these Articles of Incorporation, in writing, and he does hereby certify:

                                    ARTICLE I

                                      NAME

     The name of this Corporation shall be: Energroup Holdings Corporation.

                                   ARTICLE II

                                     PURPOSE

     The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

                                   ARTICLE III

                                  CAPITAL STOCK

     The total number of shares of all classes of capital stock which the Company shall have authority to issue is 110,000,000 shares ("Capital Stock"). The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows: (a) 100,000,000 shares of common stock, $0.001 par value ("Common Stock"); and 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock"). The shares of Preferred Stock may be issued from time to time in one or more classes or series as may from time to time be determined by the board of directors. Each such class or series shall be distinctly designated. All shares of any one class or series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The voting powers, designations, preferences, limitations, restrictions and relative rights thereof, if any, may differ from those of any and all other series at any time outstanding. The board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular class or series of Preferred Stock, the number of shares, voting powers, designations, preferences, limitations, restrictions and relative rights of each such class or series.

                                   ARTICLE IV

                                 GOVERNING BOARD

     The members of the governing board of the Corporation shall known as the board of directors. The number of directors comprising the board of directors shall be not less than one (1) nor more than nine (9) as determined from time to time in the manner provided in the bylaws of the Corporation. The initial board of directors shall consist of one member. The name and address of the initial director of the Corporation is as follows:

                      Name                                   Address
                      ----                                   -------
                      Timothy P. Halter                      12890 Hilltop Road
                                                             Argyle, Texas 76226

                                    ARTICLE V

                                  INCORPORATOR

     The name and address of the incorporator signing these Articles of Incorporation, who is over the age of eighteen (18) years, is as follows:

                      Name                                   Address
                      ----                                   -------
                      Timothy P. Halter                      12890 Hilltop Road
                                                             Argyle, Texas 76226

                                   ARTICLE VI

                                 RESIDENT AGENT

     The name and address of the Corporation's Resident Agent in the State of Nevada is as follows:

                      Name                             Address
                      ----                             -------
                      The Corporation Trust Company    6100 Neil Road, Suite 500
                      of Nevada                        Reno, Nevada 89511

                                   ARTICLE VII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

                                  ARTICLE VIII

                             LIMITATION ON LIABILITY

     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX

                       ACQUISITION OF CONTROLLING INTEREST

     The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                                    ARTICLE X

                    COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of June 2007.


                                                           /s/ Timothy P. Halter
                                                           ---------------------
                                                           Timothy P. Halter